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                                                                  EXECUTION COPY


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                        REIMBURSEMENT AND LOAN AGREEMENT


                           Dated as of April 30, 1996


                                    between


                         SAM II EQUITY FUNDING, L.L.C.


                                      and


                           NATIONSBANK OF TEXAS, N.A.


                     RELATING TO THE SAMALAYUCA II PROJECT





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                              TABLE OF CONTENTS

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                                                             ARTICLE I

                                                            DEFINITIONS


SECTION 1.1.          Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1


                                                            ARTICLE II

                                                           LOAN FACILITY

SECTION 2.1.          Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
SECTION 2.2.          Minimum Amounts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 2.3.          Optional Prepayment of Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
SECTION 2.4.          Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
SECTION 2.5.          Method of Electing Interest Rates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
SECTION 2.6.          Payments and Computations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
SECTION 2.7.          Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
SECTION 2.8.          Increased Cost and Reduced Return   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
SECTION 2.9.          Illegality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 2.10.         Basis for Determining Interest Rate Inadequate or
                      Unfair  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 2.11.         Capital Adequacy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.12.         Funding Losses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.13.         Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12


                                                            ARTICLE III

                                                       CONDITIONS PRECEDENT


SECTION 3.1.          Conditions Precedent to the Initial Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . .  12


                                                            ARTICLE IV

                                                  REPRESENTATIONS AND WARRANTIES

SECTION 4.1.          Organization, Power and Status of the Borrower  . . . . . . . . . . . . . . . . . . . . . . . .  14
SECTION 4.2.          Authorization; Enforceability; Execution and Delivery   . . . . . . . . . . . . . . . . . . . .  15
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SECTION 4.3.          No Conflicts; Laws and Contracts; No Default  . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 4.4.          Governmental Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 4.5.          Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 4.6.          Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 4.7.          Investment Company/PUHCA Status. . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 4.8.          Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 4.9.          Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 4.10.         Margin Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16


                                                             ARTICLE V

                                                       AFFIRMATIVE COVENANTS

SECTION 5.1.          Reporting Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 5.2.          Maintenance of Existence, Loan Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 5.3.          Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
SECTION 5.4.          Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 5.5.          Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18


                                                            ARTICLE VI

                                                        NEGATIVE COVENANTS

SECTION 6.1.          Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 6.2.          Prohibition on Disposition of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 6.3.          Prohibition on Fundamental Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 6.4.          Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 6.5.          Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 6.6.          Interest Rate Protection Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18


                                                            ARTICLE VII

                                                         EVENTS OF DEFAULT


SECTION 7.1.          Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
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                                                           ARTICLE VIII

                                                          INDEMNIFICATION


SECTION 8.1.          Indemnification and Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24


                                                            ARTICLE IX

                                                             EXPENSES


SECTION 9.1.          Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25


                                                             ARTICLE X

                                                      LIMITATION ON RECOURSE


SECTION 10.1.         Limitation on Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25


                                                            ARTICLE XI

                                                       OBLIGATIONS ABSOLUTE


SECTION 11.1.         Obligations Absolute  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26


                                                            ARTICLE XII

                                                           MISCELLANEOUS

SECTION 12.1.         No Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 12.2.         Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
SECTION 12.3.         Execution in Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 12.4.         Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 12.5.         Submission to Jurisdiction; Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 12.6.         Assignments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 12.7.         Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 12.8.         Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
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SECTION 12.9.         Amendments, Etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 12.10.        Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 12.11.        Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 12.12.        Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30


                                                           ARTICLE XIII

                                                      EXTENDED MATURITY DATE

SECTION 13.1.         Election to Extend Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 13.2.         Conditions to Extension of Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
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SCHEDULE I            Definitions

EXHIBIT A             Form of Note
EXHIBIT B             Notice of Borrowing





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         REIMBURSEMENT AND LOAN AGREEMENT, dated as of April 30, 1996 (as amended, modified or supplemented from time to time, this "Agreement"), made between SAM II EQUITY FUNDING, L.L.C., a Delaware limited liability company (together with its successors and permitted assigns, the "Borrower") and NATIONSBANK OF TEXAS, N.A. (together with its successors and permitted assigns, the "Bank").

         WHEREAS, the Borrower, through certain Affiliates (as defined below), is indirectly engaged in the acquisition, financing and construction of an approximately 690 MW combined cycle power generation station to be located at Samalayuca, Chihuaha, Mexico (the "Project");

         WHEREAS, the Borrower has requested that the Bank make loans to the Borrower for the purposes and on the terms and conditions specified in this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Definitions. Unless otherwise indicated, capitalized terms used herein shall have the meanings set forth in Schedule I hereto.

         SECTION 1.2. Rules of Construction. (a) All references to Articles, Sections, Schedules and Exhibits shall be construed as references to Articles and Sections of and Schedules and Exhibits to this Agreement;

         (b) Except as specifically stated herein, all references to agreements, documents or other instruments shall include all amendments, modifications and supplements thereto and replacements thereof;

         (c) Any provision requiring the approval or consent of any party hereto shall be construed to mean an approval or consent in writing;

         (d) All references to Persons or entities shall include their successors and permitted assigns; and

         (e) the words "include" or "including" shall be construed to mean "including, but not limited to."





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                                   ARTICLE II

                                 LOAN FACILITY

         SECTION 2.1.     Loans.

                 (a) Availability. Subject to the terms and conditions of this Agreement, during the period from the Closing Date to the Maturity Date the Bank agrees to advance to Borrower such loans as may be requested pursuant to the terms of this Agreement (each a "Loan") in an aggregate principal amount not to exceed the Commitment of the Bank.

                 (b) Initial Loan; Subsequent Loans. (i) On or not more than two (2) Business Days prior to the Closing Date the Borrower shall request a Loan (the "Initial Loan") by delivering to the Bank a Notice of Borrowing substantially in the form of Exhibit B and appropriately completed specifying (W) the principal amount of the Initial Loan which shall not exceed $66,275,000, (X) the interest rate and Interest Period applicable to such Initial Loan, (Y) the date such requested Initial Loan is to be made which shall be a Business Day and
         (Z) account information with respect to the deposit of the proceeds of such Initial Loan.

                 (ii) Not less than two (2) Business Days prior to the last Business Day of each Interest Period applicable to a Loan or at such other time as is required under this Agreement, the Borrower shall, in order to pay interest on outstanding Loans, fees due and payable under this Agreement and amounts due and payable under an Interest Rate Protection Agreement, request a Loan by delivering to the Bank a Notice of Borrowing appropriately completed specifying (X) the principal amount of the Loan, (Y) the interest rate and Interest Period applicable to such Loan, and (Z) the date such requested Loan is to be made which shall be a Business Day; provided, however, that if the Borrower shall fail to so request such Loan, the Bank may make a Loan to the extent necessary and apply the proceeds thereof to pay amounts due under an Interest Rate Protection Agreement, interest on outstanding Loans at the end of an Interest Period and fees due and payable under this Agreement. The Bank promptly shall give Borrower written notice of any Loans made by the Bank hereunder without delivery by the Borrower of a Notice of Borrowing.

                 (c) Note. (i) The Loans made by the Bank shall be evidenced by a Note of the Borrower in the form of Exhibit A hereto, dated the Closing Date, payable to the order of the Bank in an aggregate principal amount equal to the Commitment of the Bank and otherwise duly completed.

                 (ii) The Bank shall record the date and amount of each Loan made by it and the interest rate applicable thereto and the date and amount of each payment and prepayment of principal made with respect thereto, and prior to any transfer of the Note





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
         shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided, that failure by the Bank to make any such endorsement or any error therein shall not affect the obligations of the Borrower hereunder or under the Note in respect of the Loans evidenced thereby; provided, further, that in no event shall the failure by the Bank to make any such endorsement or any error therein obligate the Borrower to pay any amounts in excess of amounts otherwise payable hereunder or under the Note. The Bank is hereby irrevocably authorized by the Borrower to endorse the Note and to attach to and make a part of the Note a continuation of such schedule as and when required.

                 (d) Use of Proceeds. The proceeds of each Loan (other than the Initial Loan) shall automatically be applied by the Bank to the payment of interest and fees in accordance with this Agreement and amounts due and payable under an Interest Rate Protection Agreement. The proceeds of the Initial Loan shall be applied by the Borrower toward the payment of a portion of the Project Costs relating to the Project and certain fees and expenses relating to this Agreement.

                 (e) Repayment. The Borrower shall repay all outstanding Loans on the Maturity Date, unless the Maturity Date is extended pursuant to Section 13.1, whereupon the Borrower shall repay all outstanding Loans on the Extended Maturity Date.

         SECTION 2.2. Minimum Amounts. Anything in this Agreement to the contrary notwithstanding, (a) the aggregate outstanding principal amount of CD Rate Loans having the same Interest Period shall be at least equal to Two Hundred Fifty Thousand Dollars ($250,000) and (b) the aggregate outstanding principal amount of Eurodollar Rate Loans having the same Interest Period shall be at least equal to Two Hundred Fifty Thousand Dollars ($250,000); provided, however, that if the proceeds of any Loan advanced pursuant to Section 2.1(b) will be used solely to pay interest and/or fees under this Agreement or amounts due and payable under an Interest Rate Protection Agreement and such amounts will not equal or exceed the minimum amounts specified in this Section 2.2, the aggregate principal amount of such Loan shall not be subject to the minimum amounts specified in this Section 2.2.

         SECTION 2.3. Optional Prepayment of Loans. The Borrower may, without premium or penalty, upon at least (a) five (5) Business Days' prior written notice to the Bank in the case of a Fixed Rate Loan or (b) two (2) Business Days' prior written notice to the Bank in the case of a Base Rate Loan, prepay the outstanding amount of any Loan, in whole or ratably in part, with accrued interest to the date of such prepayment on the amount prepaid; provided that each partial prepayment shall be in an aggregate principal amount not less than One Million Dollars ($1,000,000) or an integral multiple thereof (or such lesser amount as shall equal the then aggregate outstanding amount of such Loans). Loans that are prepaid may not be re-borrowed under this Agreement.





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         SECTION 2.4.     Interest.  (a) The Borrower shall pay interest on the
unpaid principal amount of each Loan from the date such Loan is made until the principal amount of such Loan shall be paid in full, at one of the following rates per annum:

                 (i) Base Rate Loans. If such Loan is a Base Rate Loan, a rate per annum equal at all times to the Base Rate in effect from time to time, payable quarterly in arrears on each Payment Date and on the date that such Base Rate Loan shall be converted or repaid in full;

                 (ii) Eurodollar Rate Loans. If such Loan is a Eurodollar Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of the Eurodollar Rate for such Interest Period for such Loan plus the Applicable Margin, payable on the last day of such Interest Period or, if such Interest Period exceeds three (3) months, at intervals of three (3) months from the first day of such Interest Period;

                 (iii) CD Rate Loans. If such Loan is a CD Rate Loan, a rate per annum equal at all times during each Interest Period for such Loan to the sum of the CD Rate for such Interest Period for such Loan plus the Applicable Margin, payable on the last day of such Interest Period and, if such Interest Period exceeds ninety (90) days, on each ninetieth day from the first day of such Interest Period;

provided that any Loan which is not paid when due (whether at stated maturity, by acceleration or otherwise) shall bear interest, for each day from the date on which such amount is due until such amount is paid in full, payable on demand after the expiration of any cure period, at the Default Rate for such day.

         (b) For purposes of this Agreement, the "Applicable Margin" shall be determined in accordance with the table set forth below:

                 Eurodollar Rate Loans:    (i) from and including the Closing
                                           Date to and including the original
                                           Maturity Date, .35%;

                                           (ii) subsequent to the original
                                           Maturity Date to and including the
                                           date which is 40 months subsequent
                                           to the Closing Date (the "First
                                           Step-up Date"), .40%; and

                                           (iii) subsequent to the First Step-up
                                           Date to and including the date which
                                           is 60 months subsequent to the
                                           Closing Date, .45%.

                 CD Rate Loans:            (i) from and including the Closing
                                           Date to and including the original
                                           Maturity Date, .475%;





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                                        (ii) subsequent to the original
                                        Maturity Date to and including the
                                        First Step- up Date, .525%; and

                                        (iii) subsequent to the First Step-up
                                        Date to and including the date which is
                                        60 months subsequent to the Closing
                                        Date, .575%.

         The Bank shall determine each interest rate applicable to the Loans hereunder. The Bank shall give prompt notice to the Borrower of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

         SECTION 2.5. Method of Electing Interest Rates. (a) Each Loan shall bear interest initially based on the Eurodollar Rate, the CD Rate or the Base Rate as the Borrower may elect in accordance with Section 2.1 or this
Section 2.5. If no such election is timely made with respect to a Loan, such Loan shall initially bear interest at the Base Rate. Thereafter, the Borrower may from time to time elect to change or continue the interest rate borne by each Loan, subject to the conditions set forth below, as follows:

                 (i) if such Loans are Base Rate Loans, the Borrower may elect to convert all or any portion of such Loans to Fixed Rate Loans as of any Business Day;

                 (ii) if such Loans are CD Rate Loans, the Borrower may elect to convert all or any portion of such Loans to Base Rate Loans or Eurodollar Rate Loans or elect to continue such Loans as CD Rate Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans; and

                 (iii) if such Loans are Eurodollar Rate Loans, the Borrower may elect to convert all or any portion of such Loans to Base Rate Loans or CD Rate Loans or elect to continue such Loans as Eurodollar Rate Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Bank (A) in the case of a conversion to or continuation of a Eurodollar Rate Loan or a CD Rate Loan, not later than 12:00 noon (Dallas, Texas time) on the third Business Day prior to the day on which such conversion or continuation is to be effective or (B) in the case of a conversion to a Base Rate Loan, at any time prior to the day on which such conversion is to be effective. Each Notice of Interest Rate Election shall be in writing (including facsimile transmission) or by voice, promptly confirmed in writing. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Loan; provided that both the portion to which such Notice applies, and the remaining portion to which it does not apply, are sufficient to meet the minimum amounts specified in Section 2.2.

         (b)     Each Notice of Interest Rate Election shall specify:





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                 (i)      the Loan (or portion thereof) to which such notice
         applies;

                 (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                 (iii) if Loans are to be converted, the new type of Loans and, if such new Loans are Fixed Rate Loans, the duration of the initial Interest Period applicable thereto; and

                 (iv) if such Loans are to be continued as CD Rate Loans or Eurodollar Rate Loans for an additional Interest Period, the duration of such Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period. No conversion into or continuation of a Fixed Rate Loan shall be permitted when a Default or an Event of Default has occurred and is continuing, and if a Default or an Event of Default has occurred and is continuing, each Fixed Rate Loan automatically shall be converted into a Base Rate Loan on the last day of the Interest Period applicable thereto.

         (c) A Notice of Interest Rate Election shall not be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Bank for any Fixed Rate Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

         (d) Anything to the contrary in this Agreement notwithstanding, at no time shall there be outstanding more than six (6) different Interest Periods applicable to the Loans.

         SECTION 2.6. Payments and Computations. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and any fees payable hereunder, not later than 12:00 Noon (Dallas, Texas time) on the day when due in Dollars in immediately available funds to the Bank by wire or electronic transfer at its offices at NationsBank of Texas, N.A., 901 Main Street, 64th Floor, Dallas, Texas, 75283-0104 (ABA# 111000025), or such other account as the Bank may from time to time specify in writing to the Borrower.

         (b) All computations of interest and fees shall be made by the Bank on the basis of a year of (i) 360 days for Eurodollar Rate Loans and CD Rate Loans and (ii) 365 or 366 days, as the case may be, for Base Rate Loans, and paid, in each case, for the actual number of days elapsed (including the first day but excluding the last day).

         (c) Whenever any payment of principal of, or interest on, the Loans other than Eurodollar Rate Loans, or of any fees payable hereunder shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day. Whenever any payment of principal of, or interest on, a Eurodollar Rate Loan shall be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day unless





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
such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         SECTION 2.7. Taxes. (a) Any and all payments by the Borrower hereunder or under the Note shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings actually imposed or assessed on payments made under the Note, and all liabilities with respect thereto. If the Borrower shall be required by law to withhold or deduct any Taxes (as hereinafter defined) from or in respect of any sum payable hereunder or under the Note, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.7) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In no event shall the Borrower be required to pay taxes imposed on the net income of the Bank (and franchise taxes imposed in lieu of net income taxes) by the jurisdiction under the laws of which the Bank is organized or any political subdivision thereof or any jurisdiction in which the Bank's principal office is located (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

         (b) In addition, the Borrower agrees to pay any present or future recordation, transfer, mortgage, stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise under the laws of the United States of America from any payment made hereunder or under the Note or from the execution or delivery or otherwise with respect to this Agreement, the Note or any other Loan Document (hereinafter referred to as "Other Taxes") and reimburse the Bank for all Other Taxes paid by it.

         (c) (i) To the extent permitted by law, without duplication of the amounts paid by the Borrower under Section 2.7(a) or (b), the Borrower shall indemnify the Bank for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.7) paid by the Bank or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. The Bank shall promptly give written notice to the Borrower (but in no event later than ninety
(90) days) after the Bank has actual knowledge of the imposition of any Taxes or Other Taxes. Payments by the Borrower pursuant to this indemnification shall be made within thirty (30) days from the date the Bank makes written demand therefor, which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof.

         (ii) With respect to any payment request made by the Bank pursuant to the tax indemnity set forth in clause (i) above, if the Borrower shall request, the Bank shall in good faith contest the Governmental Authority's imposition of or the amount of any such request amount, keep the Borrower fully informed in respect thereof, consult in good faith with the

Borrower's counsel regarding such contest (provided that the Bank shall not be required to share its tax records or returns with the Borrower or its counsel), and shall not compromise or otherwise settle such contest without the Borrower's consent; provided that the Bank may in its sole discretion select the forum for such contest and determine whether any such contest shall be by resisting payment of such amount, paying such amount under protest or paying such amount and seeking a refund thereof; provided, further, that the Bank shall not be required to contest any claim unless (x) after a request by the Bank for an amount in excess of $200,000, the Borrower has delivered to the Bank an opinion of independent tax counsel selected by the Borrower and reasonably acceptable to the Bank to the effect that there is a reasonable possibility of success, (y) the Bank shall have received from the Borrower, in such form as the Bank shall deem reasonably satisfactory, indemnification and security for any and all actual or anticipated liability, loss, cost or expense arising out of or relating to such amount or the contest thereof, including all reasonable legal and accountants' fees and expenses, penalties, interest and additions to tax, and (z) if the contest shall be conducted in a manner requiring the payment of all or part of such amount, the Borrower shall have paid the amount required.

         (d) Within 30 days after the date of any payment of Taxes or Other Taxes by the Borrower, the Borrower shall furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof. The Borrower shall compensate the Bank to the extent that the Bank is required to pay any Taxes or Other Taxes as a result of any failure by the Borrower to so furnish such copy of such receipt.

         (e) Subject to the limitation set forth in clause (c) above, without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this
Section 2.7 shall survive the satisfaction in full of the Borrower's obligations hereunder.

         SECTION 2.8. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                 (i) shall subject the Bank to any tax, duty or other charge (other than routine examination fees or Taxes or Other Taxes as provided in Section 2.7 hereof) with respect to the Fixed Rate Loans, the Note or its obligation to make Fixed Rate Loans, or shall change the basis of taxation of payments to the Bank of the principal of or interest on its Fixed Rate Loans or any other amounts due under this Agreement in respect of its Fixed Rate Loans or its obligation to make Fixed Rate Loans (except for changes in the rate of tax on the net income of the Bank imposed by the federal, state or local jurisdiction in which the Bank's principal executive office is located); or

                 (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirement imposed by the Board of Governors, but excluding (A) with respect to any CD Rate Loan any such requirement included in an applicable CD Rate Reserve Percentage and (B) with respect to any Eurodollar Rate Loan any such requirement provided in Section 2.8(b)) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Fixed Rate Loans, the Note or its obligation to make Fixed Rate Loans;

and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Note with respect thereto by an amount deemed by the Bank to be material, then, the Bank shall deliver to the Borrower as promptly as practicable a certificate setting forth in reasonable detail the amount actually imposed or assessed on payments made under the Note and the basis for the determination of such amount, provided, that the Borrower shall not be obligated to compensate the Bank for the amount of such increased cost incurred with respect to a period of time prior to the date which is 90 days before the date on which the Bank first notifies the Borrower that it intends to claim such compensation or that an event had occurred which will entitle it to such compensation. Any such amount claimed by the Bank shall, in the case of clause (i) above, be net of applicable tax savings, if any, directly attributable thereto. Within thirty
(30) days after demand by the Bank, the Borrower shall pay to the Bank such amount shown as due on any such certificate absent manifest error.

         (b) In the event that the Bank shall determine (which determination shall, absent manifest error, be final and conclusive and binding on all the parties hereto) at any time that the Bank is required to maintain reserves in respect of Eurocurrency Liabilities during any period during which any Loan made by it bears interest based on the Eurodollar Rate (each such period, for such Bank, a "Eurocurrency Reserve Period"), but only in respect of any period during which any reserve shall actually be maintained by the Bank for any Eurodollar Rate Loan as a result of a reserve requirement applicable to it under Regulation D in connection with Eurocurrency Liabilities, then the Bank shall promptly give notice to the Borrower of such determination, and the Borrower shall directly pay to the Bank additional interest on the unpaid principal amount of such Loan during such Eurocurrency Reserve Period at a rate per annum which shall, during each monthly period applicable to such Loan, be the amount by which (x) the Eurodollar Rate for such monthly period divided (and rounded upward to the next whole multiple of 1/100 of 1%) by a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves) applicable to the Bank in respect of Eurocurrency Liabilities exceeds (y) the Eurodollar Rate for such monthly period. The Bank shall furnish along with such notice a certificate setting forth in reasonable detail the cost actually incurred to maintain such reserves and the basis for the determination of such amount, provided that the Borrower shall not be obligated to compensate the Bank for the amount of such increased cost incurred with respect to a period of time prior to the date which is 90 days before the date on which the Bank first notifies the Borrower that it intends to claim such compensation or that an event has occurred which will entitle it to such compensation. Additional interest payable pursuant to the immediately preceding sentence shall be paid by the Borrower at the time that it is otherwise required to pay interest in respect of such Loan or, if later demanded by the Bank, promptly on demand.
The Bank agrees that, if it gives notice to the Borrower of the existence of a Eurocurrency Reserve Period, it shall promptly notify the Borrower of any termination thereof, at which time the Borrower shall cease to be obligated to pay additional interest to the Bank pursuant to the first sentence of this paragraph until such time, if any, as a subsequent Eurocurrency Reserve Period shall occur.

         (c) The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Bank, be otherwise disadvantageous to the Bank.

         SECTION 2.9. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency shall make it unlawful or impossible for the Bank to make, maintain or fund its Eurodollar Rate Loans, the Bank shall so notify the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Eurodollar Rate Loans, or to convert outstanding Loans into Eurodollar Rate Loans, shall be suspended. Before giving any notice to the Borrower pursuant to this Section, the Bank shall designate a different lending office for the Eurodollar Rate Loans if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Bank, be otherwise disadvantageous to the Bank. If such notice is given, each Eurodollar Rate Loan of the Bank then outstanding shall either (i) be converted to a Base Rate Loan or CD Rate Loan at the option of the Borrower on the last day of the then current Interest Period applicable to such Eurodollar Rate Loan if the Bank may lawfully continue to maintain and fund such Loan to such day or (provided that the Borrower gives the required notice in accordance with Section 2.5; if such notice is not provided, the Eurodollar Rate Loan will convert into a Base Rate Loan at the end of the Interest Period), or (ii) be immediately converted to a Base Rate Loan if the Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

         SECTION 2.10. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any CD Rate Loan or Eurodollar Rate Loan:

                 (a) the Bank determines, in its reasonable judgment, that deposits in dollars (in the applicable amounts) are not being offered to the Bank in the relevant market for such Interest Period, or

                 (b) the Bank, in its reasonable judgment, shall determine that the CD Rate or the Eurodollar Rate, as the case may be, will not adequately and fairly reflect the cost to the Bank of funding its CD Rate Loans or Eurodollar Rate Loans, as the case may be, for such Interest Period the Bank shall forthwith give notice thereof (which notice shall describe in reasonable detail the basis for such determination) to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Bank to make CD Rate Loans or Eurodollar Rate Loans, as the case may be, or to convert outstanding Loans into CD Rate Loans or Eurodollar Rate Loans, as the case may be, shall be suspended and (ii) each outstanding CD Rate Loan or Eurodollar Rate Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto.

         SECTION 2.11. Capital Adequacy. If the Bank shall determine that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of the Bank or its holding company as a consequence of the Bank's obligations hereunder to a level below that which the Bank could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then the Bank shall deliver to the Borrower as promptly as practicable (but in no event later than one hundred twenty (120) days after the Bank has actual knowledge of such claim for capital adequacy) a certificate setting forth in reasonable detail the amount being charged by the Bank and the basis for the determination of such amount. Within thirty (30) days after the delivery of such certificates by the Bank, the Borrower shall pay to the Bank the amount shown as due on any such certificate.

         SECTION 2.12. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan or any Fixed Rate Loan is converted to a Base Rate Loan on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow or prepay any Fixed Rate Loan after notice has been given to the Bank in accordance with the terms hereof, the Borrower shall reimburse the Bank within thirty (30) days after demand for any resulting loss or expense incurred by it, including any loss incurred in obtaining, liquidating or employing deposits from third parties. Without prejudice to the foregoing, the Borrower shall indemnify the Bank against any direct (as opposed to consequential) loss or expense that the Bank may sustain or incur as a consequence of the default by the Borrower in payment of principal of, or interest on, any Fixed Rate Loan, or any part thereof, including any interest, premium or penalty paid by the Bank to lenders of funds borrowed by it or deposited with it for the purpose of making or maintaining such Fixed Rate Loan. A certificate as to the amount of any such loss or expense in reasonable detail (specifying the basis of such loss or expense) shall be promptly submitted by the Bank to the Borrower shall be conclusive and binding as to the amount thereof absent manifest error.

         SECTION 2.13. Fees. (a) On the Closing Date, the Borrower shall pay the Bank, from a portion of the proceeds of the Initial Loan, a facility fee in an amount described in a separate letter agreement among the Borrower and the Bank.

         (b) Commencing on the first Payment Date following the Closing Date, the Borrower shall pay the Bank, from a portion of the proceeds of a Subsequent Loan, quarterly in arrears on each Payment Date, a commitment fee of
 .12% per annum on the average daily unutilized amount of the Bank's Commitment for such quarter; provided that if the original Maturity Date or an Extended Maturity Date is extended pursuant to Article XIII, from and after the original Maturity Date such commitment fee shall equal .15% per annum on the average daily unutilized amount of the Bank's Commitment from time to time in effect.


                                  ARTICLE III

                              CONDITIONS PRECEDENT

         SECTION 3.1. Conditions Precedent to the Initial Loan. The Bank shall not have any obligation to make the Initial Loan hereunder unless the following conditions precedent are satisfied, in form and substance satisfactory to the Bank and its counsel, on or prior to the Closing Date:

                 (a) Evidence of Formation of the Borrower. The Bank shall have received a copy of the Borrower's Certificate of Formation, certified by the Secretary of State for the State of Delaware and a copy of the Borrower's LLC Agreement.

                 (b) Evidence of Due Authorization. The Bank shall have received certified copies of all authorizing action taken by or on behalf of the Borrower authorizing the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which the Borrower is or will be a party on the Closing Date.

                 (c) Certificates of Incorporation and By-Laws. The Bank shall have received a certified copy of the certificate of incorporation for each Equity Provider and each Support Party and a copy of the by-laws of each Equity Provider.

                 (d) Certificates of Good Standing and Tax Status. The Bank shall have received a certificate issued by the relevant Secretary of State or similar authority of the relevant state of incorporation or formation, as the case may be, as to the good standing of the Borrower, each Equity Provider and each Support Party.

                 (e) Evidence of all Corporate Action. The Bank shall have received certified copies of all corporate action taken by each Equity Provider authorizing the execution, delivery and performance by it of the applicable Equity Contribution Agreement and any other agreement to be executed and delivered by it in connection with the transactions contemplated hereby or thereby.

                 (f) Incumbency and Signature Certificates. The Bank shall have received certificates signed by (i) an authorized representative of the Borrower certifying the names and true signatures of each individual authorized to sign this Agreement and the other Loan Documents to which the Borrower is or will be a party on the Closing Date and the other documents or certificates to be delivered by the Borrower pursuant hereto or thereto, (ii) an authorized officer of each Equity Provider certifying the names and true signatures of each individual authorized to sign its Equity Contribution Agreement and the other documents or certificates to be delivered by it pursuant hereto or thereto and (iii) an authorized officer of each Support Party, certifying the names and true signatures of each individual authorized to sign each Support Instrument to which it is a party and the other documents or certificates to be delivered by it pursuant hereto or thereto.

                 (g) Loan Documents. The Bank shall have received duly executed counterparts of this Agreement (including all Schedules and Exhibits), the Note, the Interest Rate Protection Agreement and each of the other Loan Documents from all parties hereto and thereto.

                 (h) Assignment of Contracts; Perfection of Liens. The Bank shall have received (i) originals, each duly executed (and acknowledged where appropriate) by the Borrower or PG&E Enterprises, as the case may be, in a form sufficient for filing and recordation and otherwise satisfactory to the Bank, of all financing statements under the Uniform Commercial Code (and copies of Uniform Commercial Code search reports with respect to the Borrower in each jurisdiction in which such financing statements relating to the Borrower are to be filed) to be filed (A) naming the Borrower as "debtor" in respect of each Equity Contribution Agreement and (B) naming PG&E Enterprises as "debtor" in respect of the PG&E Capital Infusion Agreement Assignment; and (ii) evidence that such financing statements have been duly filed, evidence that all filing fees have been paid in full and evidence that such filings have been accepted and filed in all places wherein such filings are necessary or, in the reasonable opinion of the Bank, desirable to perfect the interests of the Bank in the collateral secured by both such documents.

                 (i) Financial Statements; No Material Adverse Change. The Bank shall have received a copy of the consolidated balance sheet of each of Bechtel, El Paso and PG&E

         Enterprises, together with a certificate of an authorized officer of each such Person certifying that (i) such balance sheet fairly presents the financial condition of such Person as at such date in accordance with GAAP consistently applied, and (ii) since the date of such balance sheet there has been no Material Adverse Change with respect to such Person.

                 (j) Opinions of Counsel. The Bank shall have received legal opinions from counsel for the Borrower, each Equity Provider and each Support Party, as to such matters as the Bank may reasonably request, each of such opinions to be dated as of the Closing Date.

                 (k) No Legal Proceedings. On the Closing Date, there shall be no (i) injunction, writ, preliminary restraining order or any order of any nature issued by an arbitrator, court or other Governmental Authority directing that the transactions provided for herein or in the other Loan Documents not be consummated as herein or therein provided, or (ii) litigation, investigation or proceedings of or before any arbitrator, court or other Governmental Authority pending or, to the best of the Borrower's knowledge, threatened against any party to any Loan Document (other than the Bank), or any of its properties, revenues or assets, with respect to this Agreement or the Loan Documents or any of the transactions contemplated hereby or thereby.

                 (l) Defaults; Representations and Warranties. The Bank shall have received a certificate of the Borrower, dated the Closing Date, certifying that (i) no Default or Event of Default hereunder and no default under any of the other Loan Documents shall have occurred and be continuing or will occur upon the making of the Loan on such Date and (ii) the representations and warranties of the Borrower under each of the Loan Documents are true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date. The representations and warranties made by each Equity Provider and each Support Party under each of the Loan Documents to which they are a party in each case shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the same date.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Bank as follows:

         SECTION 4.1. Organization, Power and Status of the Borrower. The Borrower (a) is a Delaware limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and (b) is duly authorized to do business in each other jurisdiction, if any, where the character of its properties or the nature of its activities makes such qualification necessary. The Borrower has not engaged in any business or activity other than in connection with the development, acquisition, construction and financing of the Project. The Borrower has all requisite power and authority to own or hold under lease and operate the property it purports to own or hold under lease and to carry on its business as now being conducted and as proposed to be conducted in respect of the Project.

         SECTION 4.2. Authorization; Enforceability; Execution and Delivery. (a) The Borrower has all necessary power and authority to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party.

         (b) All action on the part of the Borrower that is required for the authorization, execution, delivery and performance of this Agreement and each other Loan Document to which the Borrower is a party has been duly and effectively taken and the execution, delivery and performance of this Agreement and each such other Loan Document does not require the approval or consent of any holder or trustee of any debt or other obligations of the Borrower.

         (c) This Agreement and each other Loan Document to which the Borrower is a party has been duly executed and delivered by the Borrower. This Agreement and each other Loan Document to which the Borrower is a party constitutes a legal, valid and binding obligation of the Borrower enforceable against it in accordance with the terms thereof, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws from time to time in effect that affect creditors' rights generally or by limitation upon the availability of equitable remedies.

         SECTION 4.3.     No Conflicts; Laws and Contracts; No Default.
Neither the execution, delivery and performance of this Agreement and each other Loan Document to which the Borrower is a party nor the consummation of any of the transactions contemplated hereby or thereby nor performance of or compliance with the terms and conditions hereof or thereof (i) contravenes any material Requirement of Law applicable to the Borrower or the Collateral, (ii) conflicts with, constitutes a default under or results in the violation of the provisions of the Certificate of Formation or the LLC Agreement of the Borrower or of any Contractual Obligation of the Borrower that could result in the creation or imposition of any Liens (other than Permitted Liens) on any of the Collateral under, or results in the acceleration of any obligation under, or in a condition or event that constitutes (or that, upon notice of lapse of time or both, would constitute) an event of default under, any material Contractual Obligation of the Borrower.

         SECTION 4.4. Governmental Approvals. The Borrower has obtained all Governmental Approvals that are required to be obtained or made by the Borrower in connection with the making of the Loans and granting of Liens under, and the execution, delivery and performance by the Borrower of, the Loan Documents.

         SECTION 4.5. Litigation. There is no litigation, investigation or proceedings of or before any arbitrator, court or other Governmental Authority pending or, to the best of the Borrower's knowledge, threatened against any party to any Loan Document (other than the

Bank), or any of its properties, revenues or assets, with respect to this Agreement or the Loan Documents or any of the transactions contemplated hereby or thereby.

         SECTION 4.6. Financial Statements. Each financial statement of the Borrower and each Equity Provider delivered by the Borrower to the Bank is prepared in accordance with GAAP and fairly presents the financial condition of the Borrower and each Equity Provider as of the date of such financial statement.

         SECTION 4.7. Investment Company/PUHCA Status. The Borrower is not an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940. The Borrower is not subject to financial, organizational or rate regulation as an "electric utility", "electric corporation", "electrical company", "public utility", "public utility holding company" or any similar entity under any existing law, rule or regulation of any Governmental Authority.

         SECTION 4.8. Collateral. (a) The Borrower has not sold or otherwise transferred any of its rights to or interests in the Collateral. There are no Liens upon or with respect the Collateral, other than Permitted Liens.

         (b) All filings, recordings, registrations and other actions have been made, obtained and taken in all relevant jurisdictions that are necessary to create and perfect the Liens on the Collateral provided for in each Equity Contribution Agreement, and the Bank has the Liens on the Collateral provided for in each Equity Contribution Agreement, and such Liens constitute a valid first priority Lien on the Collateral, subject only to Permitted Liens.

         SECTION 4.9. Taxes. As of the Closing Date, neither the execution and delivery of this Agreement, the Note or any other Loan Document by the Borrower, nor the consummation of any of the transactions contemplated hereby or thereby, will result in any tax, levy, impost, duty, charge or withholding imposed by the United States of America or any taxing authority thereof, on or with respect to such execution, delivery or consummation, or upon or with respect to the Bank.

         SECTION 4.10. Margin Regulations. No part of the proceeds from the Loans will be used, directly or indirectly, for the purpose of buying or carrying any "margin stock" within the meaning of Regulation G or U of the Board of Governors (12 C.F.R. Sections 207 and 221, respectively).

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

         The Borrower hereby covenants and agrees that, so long as this Agreement is in effect, and until the Note, together with interest, and all other obligations of the Borrower under any Loan Document are paid in full:

         SECTION 5.1. Reporting Requirements. The Borrower shall furnish to the Bank:

                 (a) within 120 days from the end of each fiscal year of the Borrower, a balance sheet of the Borrower as of the end of such year setting forth in comparative form the corresponding figures from the preceding year;

                 (b) within 120 days from the end of each fiscal year of each Equity Provider, a balance sheet of each Equity Provider as of the end of such year setting forth in comparative form the corresponding figures from the preceding year, accompanied by a certificate of an authorized officer of such Equity Provider certifying that such balance sheet fairly presents the financial condition of such Equity Provider as of the end of such year in accordance with GAAP consistently applied.

                 (c)      each of the following items:

                          (i) written notice of any Default or Event of Default, specifically stating that a Default or an Event of Default, as the case may be, has occurred and describing such Default or Event of Default and any action being taken with respect to such Default or Event of Default; and

                          (ii) notice of the occurrence of a Material Adverse Change with respect to any Equity Provider.

         SECTION 5.2. Maintenance of Existence, Loan Documents. The Borrower shall preserve and maintain its legal existence and form. The Borrower shall perform in all respects all of its covenants and agreements contained in any of the Loan Documents to which it is a party. The Borrower shall do or cause to be done all things necessary to obtain and to maintain in full force and effect all Governmental Approvals, if any, that are necessary from time to time to perform its obligations under the Loan Documents.

         SECTION 5.3. Compliance with Laws. The Borrower will do or cause to be done all things necessary to comply in all material respects with all Requirements of Law applicable to such Borrower in connection with the performance of its obligations under the Loan Documents.

         SECTION 5.4. Use of Proceeds. The Borrower will use the proceeds of the Loans solely to pay Project Costs and to pay interest and fees relating to the Loans.

         SECTION 5.5. Further Assurances. Upon notice from the Bank, the Borrower shall take or cause to be taken all action required or, in the reasonable opinion of the Bank, which is desirable to maintain and preserve any of the Liens under the Equity Contribution Agreement and any other rights of the Bank under the Equity Arrangements. The Borrower shall from time to time execute or cause to be executed any and all further instruments (including financing statements, continuation statements and similar statements with respect to any of the Equity Arrangements) requested by the Bank for such purposes.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

         The Borrower hereby covenants and agrees that, so long as this Agreement is in effect and until the Note, together with interest and all other obligations of the Borrower under any Loan Document are paid in full:

         SECTION 6.1. Liens. The Borrower shall not create or suffer to exist or permit any Lien upon or with respect to any of the Collateral, except for Liens specifically permitted by, or created by, this Agreement or any other Loan Document (collectively, the "Permitted Liens").

         SECTION 6.2. Prohibition on Disposition of Collateral. The Borrower shall not sell or otherwise transfer any Collateral.

         SECTION 6.3. Prohibition on Fundamental Changes. The Borrower shall not enter into any transaction of merger or consolidation, change its form of organization or liquidate or dissolve itself (or suffer any liquidation or dissolution).

         SECTION 6.4. Nature of Business. The Borrower shall not engage in any business other than that relating, directly or indirectly through Affiliates or otherwise, to the development, acquisition, construction and financing of the Project.

         SECTION 6.5. Debt. The Borrower shall not incur any Debt, other than (i) Debt pursuant to this Agreement and the other Loan Documents or (ii) Debt incurred on terms and conditions reasonably acceptable to the Bank.

         SECTION 6.6. Interest Rate Protection Agreement. The Borrower shall not terminate the Interest Rate Protection Agreement entered into on the Closing Date prior to the termination date specified therein without the prior written consent of the Bank, which such consent shall not be unreasonably withheld; provided, however, that the Interest Rate Protection

Agreement shall, from time to time, be subject to partial early termination in accordance with its terms.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

         SECTION 7.1. Events of Default. If any of the following events (each an "Event of Default") shall occur and be continuing:

                 (a) The Borrower shall fail to pay any principal of the Note when the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise; or

                 (b) (i) The Borrower shall fail to pay any interest on any Note or any fees due hereunder, or (ii) the Borrower shall fail to pay any other amount payable hereunder, under any Interest Rate Protection Agreement or under the other Loan Documents and, in each case, such default shall continue for three (3) Business Days; or

                 (c) Any material representation or warranty made by the Borrower herein, or any material representation, warranty or statement in any certificate or financial statement furnished to the Bank by or on behalf of the Borrower shall prove to have been false or misleading in any material respect as of the time made, confirmed or furnished, and such inaccuracy either is not susceptible of being remedied or shall continue unremedied for more than 30 days after the Borrower has actual knowledge of such inaccuracy or receives notice of such inaccuracy from the Bank; provided, however, that if (i) such inaccuracy cannot be remedied within such 30 day period, (ii) such inaccuracy is susceptible of being remedied, and (iii) the Borrower is diligently attempting to remedy such inaccuracy, then such 30-day period shall be extended to such date, not to exceed a total of 90 days from the date the Borrower has knowledge of the inaccuracy or receives notice from the Bank, as shall be necessary for the Borrower or such Equity Provider to remedy such inaccuracy; or

                 (d) The Borrower shall fail to perform any of its covenants or agreements contained in the first sentence of Section 5.2 or Sections 5.5, 6.1, 6.2, 6.3, 6.4, 6.5 or 6.6; or

                 (e) The Borrower shall fail to perform or observe any other covenant or agreement contained in any Loan Document (other than those referred to in paragraphs (a) through (e) above) and such failure shall continue uncured for thirty (30) or more days after the Borrower has actual knowledge of such failure or receives notice of such failure from the Bank; provided, however, that if (i) such failure cannot be remedied within such 30 day period, (ii) such failure is susceptible of being remedied, and (iii) the

         Borrower is diligently attempting to remedy such failure, then such 30-day period shall be extended to such date, not to exceed a total of 90 days from the date the Borrower has knowledge of such failure or receives notice from the Bank, as shall be necessary for the Borrower to remedy such failure; or

                 (f) The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code, (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts,
         (vi) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against such Person in an involuntary case under the Federal Bankruptcy Code, or (vii) take any corporate or other action for the purpose of effecting any of the foregoing; or

                 (g) A proceeding or case shall be commenced without the application or consent of the Borrower in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution, winding-up, or the composition or readjustment of debts,
         (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more consecutive days, or any order for relief against such Person shall be entered in an involuntary case under the Federal Bankruptcy Code (each event or occurrence described in subsection (f) or (g) of this Section 7.1 is hereinafter referred to as a "Bankruptcy Event"); or

                 (h) Palo Verde shall fail to perform any of its covenants or agreements set forth in Section 2, 5(a)(i), 5(d) or 5(e) of the Palo Verde Equity Contribution Agreement; Palo Verde shall fail to maintain any Cash Deposit required to be on deposit in any Support Account in accordance with the provisions of the Palo Verde Equity Contribution Agreement; or Palo Verde shall fail to perform its covenant contained in Section 10(e) of the Palo Verde Equity Contribution Agreement; or

                 (i) Any material representation or warranty made by Palo Verde in the Palo Verde Equity Contribution Agreement, or any material representation, warranty or statement in any certificate, financial statement or other document furnished to the Bank by or on behalf of Palo Verde in or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect as of the time made, confirmed or furnished, and such inaccuracy either is not susceptible of being remedied or shall continue unremedied for more than 30 days after Palo Verde has actual knowledge of such inaccuracy or receives notice of such inaccuracy from the Bank; provided, however, that if (i) such inaccuracy cannot be remedied within such 30 day period, (ii) such inaccuracy is susceptible of being remedied, and (iii) Palo Verde is diligently attempting to remedy such inaccuracy, then such 30-day period shall be extended to such date, not to exceed a total of 90 days from the date Palo Verde has knowledge of the inaccuracy or receives notice from the Bank, as shall be necessary for the Palo Verde to remedy such inaccuracy; or

                 (j) A Bankruptcy Event in respect of Palo Verde or any Support Party providing a Support Instrument under the Palo Verde Equity Contribution Agreement shall have occurred and be continuing; or

                 (k) The Palo Verde Equity Contribution Agreement shall at any time for any reason cease to be valid and binding and in full force and effect or the validity or enforceability thereof shall be contested by any party thereto or any party thereto (other than the Bank) shall deny that it has any liability or obligation under such Agreement; or

                 (l) The Palo Verde Equity Contribution Agreement shall cease to be effective to grant a perfected Lien to the Bank on the Collateral described therein with the priority purported to be created thereby; or

                 (m) If any Substitute Support Instrument delivered pursuant to the Palo Verde Equity Contribution Agreement is scheduled to expire in less than 10 Business Days; or

                 (n) EPED shall fail to perform any of its covenants or agreements set forth in Section 2, 5(a)(i), 5(d) or 5(e) of the EPED Equity Contribution Agreement; EPED shall fail to maintain any Cash Deposit required to be on deposit in any Support Account in accordance with the provisions of the EPED Equity Contribution Agreement; or EPED shall fail to perform its covenant contained in Section 10(e) of the EPED Equity Contribution Agreement; or

                 (o) Any material representation or warranty made by EPED in the EPED Equity Contribution Agreement, or any material representation, warranty or statement in any certificate, financial statement or other document furnished to the Bank by or on behalf of EPED in or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect as of the time made, confirmed or furnished, and such inaccuracy either is not susceptible of being remedied or shall continue unremedied for more than 30 days after EPED has actual knowledge of such inaccuracy or receives notice of such inaccuracy from the Bank; provided, however, that if (i) such inaccuracy cannot be remedied within such 30 day period, (ii) such inaccuracy is susceptible of being remedied, and (iii) EPED is diligently attempting to remedy such inaccuracy, then such 30-day period shall be extended to such date, not to exceed a total of 90 days from the date EPED has knowledge of the inaccuracy or receives notice from the Bank, as shall be necessary for the EPED to remedy such inaccuracy; or

                 (p) A Bankruptcy Event in respect of EPED or any Support Party providing a Support Instrument under the EPED Equity Contribution Agreement shall have occurred and be continuing; or

                 (q) The EPED Equity Contribution Agreement shall at any time for any reason cease to be valid and binding and in full force and effect or the validity or enforceability thereof shall be contested by any party thereto or any party thereto (other than the Bank) shall deny that it has any liability or obligation under such Agreement; or

                 (r) The EPED Equity Contribution Agreement shall cease to be effective to grant a perfected Lien to the Bank on the Collateral described therein with the priority purported to be created thereby; or

                 (s) If any Substitute Support Instrument delivered pursuant to the EPED Equity Contribution Agreement is scheduled to expire in less than 10 Business Days; or

                 (t) Gannet shall fail to perform any of its covenants or agreements set forth in Section 2, 5(a)(i), 5(d) or 5(e) of the Gannet Equity Contribution Agreement; Gannet shall fail to maintain any Cash Deposit required to be on deposit in any Support Account in accordance with the provisions of the Gannet Equity Contribution Agreement; or Gannet shall fail to perform its covenant contained in Section 10(e) of the Gannet Equity Contribution Agreement; or

                 (u) Any material representation or warranty made by Gannet in the Gannet Equity Contribution Agreement, or any material representation, warranty or statement in any certificate, financial statement or other document furnished to the Bank by or on behalf of Gannet in or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect as of the time made, confirmed or furnished, and such inaccuracy either is not susceptible of being remedied or shall continue unremedied for more than 30 days after Gannet has actual knowledge of such inaccuracy or receives notice of such inaccuracy from the Bank; provided, however, that if
         (i) such inaccuracy cannot be remedied within such 30 day period, (ii) such inaccuracy is susceptible of being remedied, and (iii) Gannet is diligently attempting to remedy such inaccuracy, then such 30-day period shall be extended to such date, not to exceed a total of 90 days from the date Gannet has knowledge of the inaccuracy or receives notice from the Bank, as shall be necessary for the Gannet to remedy such inaccuracy; or

                 (v) A Bankruptcy Event in respect of Gannet or any Support Party providing a Support Instrument under the Gannet Equity Contribution Agreement shall have occurred and be continuing; or

                 (w) The Gannet Equity Contribution Agreement shall at any time for any reason cease to be valid and binding and in full force and effect or the validity or enforceability thereof shall be contested by any party thereto or any party thereto (other than the Bank) shall deny that it has any liability or obligation under such Agreement; or

                 (x) The Gannet Equity Contribution Agreement shall cease to be effective to grant a perfected Lien to the Bank on the Collateral described therein with the priority purported to be created thereby; or

                 (y) If any Substitute Support Instrument delivered pursuant to the Gannet Equity Contribution Agreement is scheduled to expire in less than 10 Business Days;

then at any time thereafter if an Event of Default shall then be continuing, the Bank may, by notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Bank to enforce its claims against the Borrower: (i) in respect of an Event of Default set forth in
Section 7.1(a) through (g), (a) declare the principal of and any accrued interest in respect of the Note and all other amounts payable under this Agreement to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (b) proceed to enforce or cause to be enforced any remedies provided under any of the Loan Documents, (c) exercise any other remedies available at law or in equity, (d) declare all Equity Contributions to be immediately due and payable; provided, that upon the occurrence of any Event of Default referred to in sections 7.1(f) and 7.1(g) with respect to the Borrower then (without prejudice to any other rights and remedies specified herein) automatically, without notice, demand or any other act by the Bank, to the extent permitted by law, the principal of and any accrued interest in respect of the Note and all other amounts payable under this Agreement shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained in this Agreement to the contrary notwithstanding;
(ii) in respect of an Event of Default set forth in Section 7.1(h) through (m),
(a) declare Palo Verde's Proportionate Share of the principal of and any accrued interest in respect of the Note and all other amounts payable under this Agreement to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (b) proceed to enforce or cause to be enforced against Palo Verde any remedies provided under any of the Loan Documents, (c) exercise any other remedies against Palo Verde available at law or in equity, (d) declare Palo Verde's Proportionate Share of Equity Contributions to be immediately due and payable; provided, that upon the occurrence of any Event of Default referred to in Section 7.1(j) then (without prejudice to any other rights and remedies specified herein) automatically, without notice, demand or any other act by the Bank, to the extent permitted by law, Palo Verde's Proportionate Share of the principal of and any accrued interest in respect of the Note and all other amounts payable under this Agreement shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained in this Agreement to the contrary notwithstanding; (iii) in respect of an Event of Default set forth in Section 7.1(n) through (s), (a) declare EPED's Proportionate Share of the principal of and any accrued interest in respect of the Note and all other amounts payable under this Agreement to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (b) proceed to enforce or cause to be enforced against EPED any remedies provided under any of the Loan Documents, (c) exercise any other remedies against EPED available at law or in equity, (d) declare EPED's Proportionate Share of Equity Contributions to be immediately due and payable; provided, that upon the occurrence of any Event of Default referred to in
Section 7.1(p) then (without prejudice to any other rights and remedies specified herein) automatically, without notice, demand or any other act by the Bank, to the extent permitted by law, EPED's Proportionate Share of the principal of and any accrued interest in respect of the Note and all other amounts payable under this Agreement shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained in this Agreement to the contrary notwithstanding; and (iv) in respect of an Event of Default set forth in Section 7.1(t) through (y), (a) declare Gannet's Proportionate Share of the principal of and any accrued interest in respect of the Note and all other amounts payable under this Agreement to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, (b) proceed to enforce or cause to be enforced against Gannet any remedies provided under any of the Loan Documents, (c) exercise any other remedies against Gannet available at law or in equity, (d) declare Gannet's Proportionate Share of Equity Contributions to be immediately due and payable; provided, that upon the occurrence of any Event of Default referred to in Section 7.1(v) then (without prejudice to any other rights and remedies specified herein) automatically, without notice, demand or any other act by the Bank, to the extent permitted by law, Gannet's Proportionate Share of the principal of and any accrued interest in respect of the Note and all other amounts payable under this Agreement shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained in this Agreement to the contrary notwithstanding.


                                  ARTICLE VIII

                                INDEMNIFICATION

         SECTION 8.1. Indemnification and Contribution. If, in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, the Bank becomes involved in any capacity in any action or legal proceeding, the Borrower agrees (a) to reimburse the Bank, its affiliates and their respective directors, officers, employees, agents and controlling persons (each, an "Indemnified Party") promptly upon request for all expenses (including the reasonable fees and disbursements of legal counsel and the reasonable cost of investigation and preparation) as they are incurred, and (b) to indemnify and hold harmless each Indemnified Party against all direct, as opposed to consequential, losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby including without limitation the use by the Borrower of the proceeds of the Loans; provided, however, that the Borrower shall not be liable under this Section 8.1 in respect of any expense, loss, claim, damage or liability to the extent that the Borrower obtains a final judgment, not subject to appeal, that such expense, loss, claim, damage or liability resulted from the willful misconduct or gross negligence of such Indemnified Party.


                                   ARTICLE IX

                                    EXPENSES

         SECTION 9.1. Expenses. All statements, reports, certificates, opinions and other documents or information required to be furnished by the Borrower to the Bank under this Agreement or any other Loan Document shall be supplied without cost to the Bank. The Borrower shall pay, within thirty (30) days after demand therefor, all reasonable out-of- pocket costs and expenses of the Bank (including the reasonable fees and disbursements of special counsel to the Bank), incurred in connection with (i) the negotiation, preparation, execution and delivery of the Loan Documents or any waiver or amendment of, or supplement or modification to, the Loan Documents and (ii) the review of any of the other agreements, instruments or documents referred to in this Agreement or relating to the transactions contemplated hereby. In addition, the Borrower shall pay all reasonable out-of-pocket costs and expenses of the Bank (including the reasonable fees and disbursements of special counsel to the Bank), incurred in connection with an exercise of the Bank's remedies under the Loan Documents following the occurrence of an Event of Default under this Agreement.


                                   ARTICLE X

                             LIMITATION ON RECOURSE

         SECTION 10.1. Limitation on Recourse. The Bank agrees that, except as hereinafter set forth, its rights in respect of the Loans and any claim or liability under any Loan Document asserted against the Borrower by the Bank shall be limited to satisfaction out of, and enforcement against, the Equity Contributions made by the Equity Providers and the Support Instruments provided by the Support Parties. Notwithstanding anything to the contrary contained herein, in any Loan Document or in any other document, certificate or instrument executed or to be executed by the Borrower pursuant hereto or thereto, the Bank hereby acknowledges and agrees that neither the Borrower, any Member or any of their respective Affiliates nor any past, present or future officers, directors, employees, shareholders, agents or representatives of the Borrower, any Member or any of their respective Affiliates (collectively, the "Nonrecourse Parties") shall have any liability to the Bank (such liability, including such as may arise by operation of law, being hereby expressly waived) for the payment of any sums now or hereafter owing by the Borrower under this Agreement or any other Loan Document or for the performance of any of the obligations of the Borrower contained herein or therein (the "Non-Recourse Obligations") or shall otherwise be liable or responsible with respect thereto, except as set forth in this Section 10.1.
The Bank irrevocably waives its right to have any Non-Recourse Obligation treated as a recourse obligation against the Borrower under Section 1111(b) of the United States Bankruptcy Code; provided, however, that notwithstanding such waiver, nothing herein shall be construed to waive any of the Bank's rights in respect of the Equity Contributions and the Support Instruments in accordance with the terms of the Loan Documents. If any Event of Default shall occur and be continuing or if any claim of the Bank against the Borrower or alleged liability to the Bank of the Borrower shall be asserted under this Agreement or any other Loan Document, the Bank agrees that, except as hereinafter set forth, it shall not have the right to proceed directly or indirectly against the Nonrecourse Parties or against their respective properties and assets (other than the Equity Arrangements) for the satisfaction of any Loan or of any such claim or liability or for any deficiency judgment (except to the extent enforceable out of the Equity Arrangements) in respect of the Loans or any such claim or liability. The foregoing acknowledgments, agreements and waivers shall be enforceable by any Nonrecourse Party. Notwithstanding any of the foregoing, it is expressly understood and agreed, however, that nothing contained in this Section 10.1 shall be deemed to (a) release any Nonrecourse Party from liability for its fraudulent actions or fraudulent misrepresentations or willful misconduct or (b) limit in any respect the enforceability of any of the Equity Contribution Agreements or any Support Instrument in accordance with the terms thereof.


                                   ARTICLE XI

                              OBLIGATIONS ABSOLUTE

         SECTION 11.1. Obligations Absolute. The obligations of the Borrower under this Agreement shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including the following circumstances:

                 (a) any amendment or waiver of or any consent to departure from all or any of the Loan Documents; and

                 (b) the existence of any claim, setoff, defense or other rights which the Borrower may have at any time against any beneficiary or any transferee of the Bank (other than the defense that payment to the Bank has been made in accordance with the terms of this Agreement) or any other person or entity, whether in connection with this Agreement, the Loan Documents or any unrelated transaction.

                                  ARTICLE XII

                                 MISCELLANEOUS

         SECTION 12.1. No Waiver; Remedies Cumulative. No failure to exercise and no delay in exercising on the part of the Bank of any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. Subject to Section 10.1, the rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 12.2. Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications hereunder ("notices") shall be duly given or made if sent in writing or by tested or otherwise authenticated telex, telegram or cable and shall be deemed to have been duly given or made upon the transmittal thereof by facsimile transmission or telex or the delivery thereof to the telegraph office, or on the fifth Business Day following the deposit thereof in the mails, postage prepaid, or upon receipt thereof if delivered by courier, in each case addressed to the party to which such notice is requested or permitted to be given or made hereunder, if to the Bank or the Borrower at the address specified below, or at such other address of which such Person shall have notified in writing the party giving such notice.

         Borrower:


                 SAM II Equity Funding, L.L.C.
                 c/o CT Corporation
                 1209 Orange Street
                 Wilmington, Delaware  19901

                 with a copy to:

                 EPED SAM Holdings Company
                 c/o El Paso Natural Gas Company
                 100 North Stanton
                 El Paso, TX  79978
                 Attn: President
                 (telephone)    (915) 541-3565
                 (fax)          (915) 541-3155

and

                 Gannet Power Corporation
                 c/o PG&E Enterprises
                 444 Market Street
                 San Francisco, CA  94111
                 Attn: President
                 (telephone)    (415) 291-5400
                 (fax)          (415) 291-6498
and

                 Palo Verde Power Corporation
                 c/o Bechtel Enterprises, Inc.
                 50 Beale Street
                 San Francisco, CA  94015
                 Attn: President
                 (telephone)    (415) 768-1234
                 (fax)          (415) 768-6054


         Bank:

                 NationsBank of Texas, N.A.
                 P.O. Box 830104
                 901 Main Street, 64th Floor
                 Dallas, Texas  75283-0104
                 Attn:  Energy Banking Group
                 (telephone)    (214) 508-1261
                 (fax)          (214) 508-1285


         SECTION 12.3. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         SECTION 12.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and permitted assigns.

         SECTION 12.5. Submission to Jurisdiction; Waivers. (a) To the extent permitted by law, the Borrower hereby severally, irrevocably and unconditionally:

                 (i) submits in any legal action or proceeding relating to this Agreement or any other Loan Document to which it is a party, or for recognition and enforcement of any judgment in respect hereof or thereof, to the non-exclusive general jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

                 (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form and mail), postage prepaid, to such Borrower at its address as provided in Section 12.2; and

                 (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         (b) The Borrower hereby irrevocably appoints CT Corporation System (the "Process Agent") with an office on the date hereof at 1633 Broadway, New York, New York 10019 as its agent to receive, on behalf of the Borrower and its property, service of copies of the summons and complaint and any process which may be served in any such suit, action or proceeding. If for any reason such agent shall cease to be available to act as such, the Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this Section satisfactory to the Bank. Such service may be made by mailing or delivering a copy of such process to the Borrower in care of the Process Agent at the Process Agent's above address and the Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. The Borrower further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address as provided in Section 12.2.

         SECTION 12.6. Assignments. Neither party hereto may assign or otherwise transfer all or any part of its rights or obligations hereunder without the prior written consent of the other party.

         SECTION 12.7. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction and to the fullest extent permitted by applicable law, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

         SECTION 12.8. Headings. The headings of the various Articles, Sections and paragraphs of this Agreement are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

         SECTION 12.9. Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Note or any other Loan Document, nor consent to any departure by any Equity Provider or Support Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower, the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 12.10. Survival. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Sections 2.7, Article VIII and Article IX and the provisions of Article X hereof shall survive the payment in full of the Loans and the Note and termination of this Agreement and any assignment pursuant to
Section 12.6.

         SECTION 12.11. Governing Law. THIS AGREEMENT, THE NOTE AND THE EQUITY LETTER OF CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW PROVISIONS OF SUCH LAWS.

         SECTION 12.12. Waiver of Jury Trial. EACH OF THE BANK AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


                                  ARTICLE XIII

                             EXTENDED MATURITY DATE

         SECTION 13.1. Election to Extend Maturity Date. From time to time upon the Bank's receipt from the Borrower of a written notice at least two (2) months prior to the original Maturity Date or one (1) month prior to any Extended Maturity Date setting forth an Extended Maturity Date or a new Extended Maturity Date, the Banks shall, if the conditions set forth in Section
13.2 are satisfied, extend the original Maturity Date or the then current Extended Maturity Date to the date (which shall be a Business Day) set forth in such notice; provided, however, that in no case may any Extended Maturity Date fall on date that is more than sixty (60) months subsequent to the date on which the Closing Date occurs.

         SECTION 13.2. Conditions to Extension of Maturity Date. The Bank shall not have any obligation to extend the Maturity Date hereunder unless the following conditions precedent are satisfied, in form and substance reasonably satisfactory to the Bank and its counsel, on or prior to the current Maturity
Date:

                 (a) Amendment to this Agreement and Loan Documents. The Bank and the Borrower shall have agreed on any required amendments to the Loan Documents and this Agreement, including the increase in the Commitment of the Bank.

                 (b) Additional Support Instruments. The Bank shall have received Substitute Support Instruments that reflect the amendments to the Loan Documents and the increase in the Commitment of the Bank. Upon receipt of such Substitute Support Instruments, the Bank shall return to the applicable Support Party the Support Instruments previously in place.

                 (c) Evidence of Due Authorization. The Bank shall have received certified copies of all authorizing action taken by or on behalf of the Borrower authorizing the execution, delivery and performance by the Borrower of the amendments set forth above in
         Section 13.2(a) to this Agreement and each other Loan Document to which the Borrower is a party.

                 (d) Evidence of all Corporate Action. The Bank shall have received certified copies of all corporate action taken by each Equity Provider authorizing the execution, delivery and performance by it of the applicable Equity Contribution Agreement and any other agreement to be executed and delivered by it in connection with the transactions contemplated hereby or thereby.

                 (e) Opinions of Counsel. The Bank shall have received legal opinions from counsel for the Borrower, each Equity Provider and each Support Party, as to such matters as the Bank may reasonably request.

                 (f) No Event of Default. No Event of Default shall have occurred and be continuing, or will occur on such date by the consummation of the transactions contemplated by this Section 13.2.

                 (g) Work Fee. The Bank shall have received a work fee as follows: (i) if the original Maturity Date is to be extended pursuant to this Article XIII to a date occurring on or prior to the First Step-up Date, $25,000; (ii) for each extension of an Extended Maturity Date pursuant to this Article XIII (other than as set forth in clause
         (i) or (iii) of this Section 13.2(g)), $50,000; and (iii) if the original Maturity Date is to be extended to a date occurring after the First Step-up Date, $75,000.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the duly authorized officers of the Borrower hereto have each caused this Agreement to be executed on the date first above written.


                                       SAM II EQUITY FUNDING, L.L.C., a
                                       Delaware limited liability company


                                       By: /s/ FRANK J. CAIN
                                          -------------------------------------
                                           Name:
                                           Board of Control Member


                                       By: /s/ JOHN HUSHON
                                          -------------------------------------
                                           Name: John Hushon
                                           Board of Control Member


                                       By: /s/ TONY F. DISTEFANO
                                          -------------------------------------
                                           Name: Tony F. DiStefano
                                           Board of Control Member

                                       NATIONSBANK OF TEXAS, N.A.


                                       By: /s/ DENISE ASHFORD SMITH
                                          -------------------------------------
                                           Name: Denise Ashford Smith
                                           Title: Senior Vice President





                       [REIMBURSEMENT AND LOAN AGREEMENT]

                                                                       EXHIBIT A

                                PROMISSORY NOTE

U.S. $______________

                                                             New York, New York
                                                             __________ __, 1996

         SAM II EQUITY FUNDING, L.L.C., a Delaware limited liability company (the "Borrower"), FOR VALUE RECEIVED, hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A. (the "Bank"), at its offices at, 901 Main Street, 64th Floor, Dallas, Texas, 75283-0104, the principal sum of ____________________ ($__________), or if less, the aggregate unpaid principal amount of all Loans under this Note made by the Bank to the Borrower, at the times and in the manner provided in the Reimbursement Agreement referred to below.

         The Borrower promises also to pay interest on the unpaid principal amount hereof in United States Dollars at said office until paid at the rates per annum which shall be determined in accordance with the provisions of
Article II of the Reimbursement and Loan Agreement, dated as of April 30, 1996 (as amended, modified and supplemented in accordance therewith, the "Reimbursement Agreement"), between the Borrower and the Bank, said interest to be payable at the times provided for in the Reimbursement Agreement (all capitalized terms used herein and not otherwise defined herein shall have the meaning specified in the Reimbursement Agreement). All Loans made by the Bank and all payments and prepayments made on account of the principal thereof, shall be recorded by the Bank on the schedule (or a continuation thereof) attached hereto, it being understood that failure by the Bank to make any such endorsement or any error therein shall not affect the obligations of the Borrower hereunder; provided that in no event shall the failure of the Bank to make any such endorsement or any error therein obligate the Borrower to pay any amounts in excess of amounts otherwise payable by the Borrower hereunder.

         This note is the Note referred to in the Reimbursement Agreement and is entitled to the benefits thereof and of the other Loan Documents referred to therein. As provided in the Reimbursement Agreement, this Note is subject to prepayment, in whole or in part. In case an Event of Default (as defined in the Reimbursement Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in certain circumstances in whole and in certain circumstances in part and in the manner and with the effect provided in the Reimbursement Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         This Note shall be construed in accordance with and be governed by the laws of New York without giving effect to any conflicts of law provisions of such laws.





                                 Exhibit A - 1

         Any rights in respect of the Loans and any claim or liability under this Note asserted against the Borrower by the Bank shall be limited to satisfaction out of, and enforcement against, the Equity Contributions made by the Equity Providers and the Support Instruments provided by the Support Parties. Notwithstanding anything to the contrary contained herein, neither the Borrower, any Member or any of their respective Affiliates nor any past, present or future officers, directors, employees, shareholders, agents or representatives of the Borrower, any Member or any of their respective Affiliates (collectively, the "Nonrecourse Parties") shall have any liability to the Bank (such liability, including such as may arise by operation of law, being hereby expressly waived) for the payment of any sums now or hereafter owing by the Borrower hereunder or for the performance of any of the obligations of the Borrower contained herein (the "Non-Recourse Obligations") or shall otherwise be liable or responsible with respect thereto, except as set forth in this paragraph. If any Event of Default shall occur and be continuing or if any claim of the Bank against the Borrower or alleged liability to the Bank of the Borrower shall be asserted under this Note, except as hereinafter set forth, the Bank shall not have the right to proceed directly or indirectly against the Nonrecourse Parties or against their respective properties and assets (other than the Equity Contribution Agreements or the Support Instruments in accordance with the terms thereof) for the satisfaction of any Loan or of any such claim or liability or for any deficiency judgment (except to the extent enforceable out of the Equity Contribution Agreements or the Support Instruments in accordance with the terms thereof) in respect of the Loans or any such claim or liability. The foregoing acknowledgments, agreements and waivers shall be enforceable by any Nonrecourse Party. Notwithstanding any of the foregoing, nothing contained in this paragraph shall be deemed to (a) release any Nonrecourse Party from liability for its fraudulent actions or fraudulent misrepresentations or willful misconduct or
(b) limit in any respect the enforceability of any of the Equity Contribution Agreements or any Support Instrument in accordance with the terms thereof.

                                         SAM II EQUITY FUNDING, L.L.C.


                                         By:
                                            ------------------------------
                                             Name:
                                             Board of Control Member

                                         By:
                                            ------------------------------
                                             Name:
                                             Board of Control Member


                                         By:
                                            ------------------------------
                                             Name:
                                             Board of Control Member





                                 Exhibit A - 2

=========================================================================================================
                               LOANS, MATURITIES AND PAYMENTS OF PRINCIPAL
- ---------------------------------------------------------------------------------------------------------
                                                                  AMOUNT OF
                       TYPE      APPLICABLE                       PRINCIPAL       UNPAID
         AMOUNT         OF        INTEREST      CONVERSION         PAID OR       PRINCIPAL      NOTATION
DATE     OF LOAN       LOAN       PERIOD         OF LOAN           PREPAID        BALANCE        MADE BY
=========================================================================================================

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------------

=========================================================================================================


                                 Exhibit A - 3

                                                                       EXHIBIT B




                              NOTICE OF BORROWING



                                        [Date - [Not less than two days prior
                                        to end of Interest Period]

NationsBank of Texas, N.A.
901 Main Street
64th Floor
Dallas, TX  75283-0104

Attention:  Energy Finance re:  Samalayuca Equity Loan

Gentlemen:

Pursuant to the Reimbursement and Loan Agreement, dated as of April 30, 1996 by and among SAM II Equity Funding, L.L.C. (the "Borrower"), and NationsBank of Texas, N.A. (the "Bank") (as the same may be amended, modified or supplemented from time to time, the "Reimbursement Agreement") (capitalized terms used herein, unless otherwise noted, shall have the meanings ascribed to them in the Reimbursement Agreement). The Borrower hereby requests that the Bank make available to the Borrower on _______ __, 199_, the following amount:


         Funds required by the Borrower to pay
         Project Costs [FOR INITIAL LOAN ONLY]                  $______________

         Funds required by the Borrower to pay
         interest and fees under the Reimbursement
         Agreement or for amounts due and payable
         under an Interest Rate Protection Agreement
         [FOR INITIAL AND SUBSEQUENT LOANS]                     $______________


This Borrowing shall bear interest at [choose rate as specified in Section 2.1 and 2.4 of the Reimbursement Agreement] [specify Interest Period applicable to Borrowing]

[FOR INITIAL LOAN OR SUBSEQUENT LOANS TO BE APPLIED TO INTEREST RATE PROTECTION AGREEMENT PAYMENTS] We request that the funds representing the





                                 Exhibit B - 1
requested Loan be transferred by wire transfer in immediately available funds to the following account:

         [Account Number]

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





                                 Exhibit B - 2

In connection with this request for a Loan, the Borrower further certifies that the proceeds of the Loan being requested herein are to be applied for the uses permitted by the Reimbursement Agreement.



                                        SAM II EQUITY FUNDING, L.L.C.



                                        By:
                                           --------------------------------
                                            Name:
                                            Board of Control Member



                                        By:
                                           --------------------------------
                                            Name:
                                            Board of Control Member



                                        By:
                                           --------------------------------
                                            Name:
                                            Board of Control Member





                             [NOTICE OF BORROWING]

                                   Schedule I

                                  Definitions

        "Affiliate" shall mean (i) with respect to any designated Person, each Person that, directly or indirectly, controls or is controlled by or is under common control with such designated Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "Applicable Margin" shall mean, with respect to interest payable on any Fixed Rate Loan, the margin applicable thereto as determined in accordance with
Section 2.4(b).

        "Assessment Rate" shall mean for any Interest Period the net annual assessment rate (rounded upward, if necessary, to the next higher 1/100th of 1%) actually incurred by the Bank to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of the Bank in the United States during the most recent period for which such rate has been determined prior to the commencement of such Interest Period.

        "Bankruptcy Event" shall have the meaning ascribed thereto in Section 7.1(g).

        "Base Rate" shall mean, at any time, the higher of (a) the Lender Base Rate or (b) the sum or (i) the Overnight Federal Funds Rate plus (ii) one half of one percent (.50%) per annum. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Lender Base Rate or the Overnight Federal Funds Rate shall take effect at the time of such change in the Lender Base Rate or the Overnight Federal Funds Rate, as the case may be.

        "Base Rate Loan" shall mean a Loan that bears interest based upon the Base Rate.

        "Bechtel" shall mean Bechtel Enterprises, Inc., a Delaware corporation.

        "Board of Governors" shall mean the Board of Governors of the Federal Reserve System or any successor thereto.

        "Business Day" shall mean any day, which is not a Saturday or Sunday, on which commercial banks are open for business in New York, New York, and, if such day relates to a borrowing of, a payment or prepayment of principal of, or a conversion of or into, or an Interest Period for, a Eurodollar Rate Loan or a notice by the Borrower with respect to any such borrowing, payment, prepayment, conversion or Interest Period, which day is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

        "Cash Deposit", in respect of each Equity Provider, shall have the meaning set forth in the applicable Equity Contribution Agreement.

        "CD Base Rate" shall mean, for any Interest Period with respect to a CD Rate Loan, a rate of interest determined by the Bank to be the arithmetic average (rounded upward if necessary to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 a.m. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from the Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Rate Loan to which such Interest Period applies and having maturity comparable to such Interest Period.

        "CD Rate" shall mean, for any Interest Period with respect to a CD Rate Loan, an interest rate per annum equal at all times during such Interest Period to the sum of (1) the rate per annum (rounded upward, if necessary, to the next higher 1/100 of 1%) obtained by dividing (a) the CD Base Rate by (b) 1.00 minus the CD Rate Reserve Percentage for such Interest Period, plus (2) the Assessment Rate for such Interest Period with respect to the Bank.

        "CD Rate Loan" shall mean a Loan that bears Interest based upon the CD Rate.

        "CD Rate Reserve Percentage" shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding Five Billion Dollars ($5,000,000,000) in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of One Hundred Thousand Dollars ($100,000) or more. The CD Rate shall be adjusted automatically on and as of the effective date of any change in the CD Rate Reserve Percentage.

        "Closing Date" shall mean the date (which shall be a Business Day) on which the conditions precedent to the Initial Loan set forth in Section 3.1 are satisfied.

        "Collateral" shall have the meaning ascribed thereto in the applicable Equity Contribution Agreement.

        "Commitment" shall mean $79,885,000.

        "Contractual Obligation" shall mean, as to any Person, any provision of any debt or equity security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

        "Debt" shall mean, in respect of any Person, (i) indebtedness for borrowed money or the deferred purchase price of property or services (excluding obligations under agreements for the purchase price of goods and services in the normal course of business which are not more than 90 days past due), (ii) obligations as lessee under leases that shall have been or should be, in accordance with GAAP, recorded as capital leases, (iii) obligations (whether matured or contingent) with respect to any letters of credit issued for the account of such Person and (iv) obligations under direct or indirect guaranties or other similar contingent liabilities in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of indebtedness or obligations of others of the kinds referred to in clause (i), (ii) or (iii) above.

        "Default" shall mean the occurrence of any of the events specified in
Section 7.1 of this Agreement whether or not any requirement for the giving of notice or lapse of time, or both, has been satisfied. A Default shall be deemed to continue to exist during any period allowed for cure hereunder or until cured or waived in writing by the Bank.

        "Default Rate" shall mean an interest rate equal to the Base Rate plus two percent (2%).

        "Dollars" and "$" shall mean lawful money of the United States of America.

        "El Paso" shall mean El Paso Natural Gas Company, a Delaware company.

        "EPED" shall mean EPED SAM Holdings Company, a Delaware company.

        "EPED Equity Contribution Agreement" shall mean the Equity Contribution Agreement, dated as of April 30, 1996, among EPED, the Bank and the Borrower.

        "Equity Arrangements" shall mean each of the Equity Contribution Agreements and the Support Instruments issued thereunder.

        "Equity Contribution", in respect of each Equity Provider, shall have the meaning set forth in the applicable Equity Contribution Agreement.

        "Equity Contribution Agreement" shall mean each of the Palo Verde Equity Contribution Agreement, the EPED Equity Contribution Agreement and the Gannet Equity Contribution Agreement, as the context requires.

        "Equity Provider" shall mean each of Palo Verde, EPED and Gannet, as the context requires.

        "Eurocurrency Liabilities" shall have the meaning ascribed thereto in Regulation D of the Board of Governors, as in effect from time to time.

        "Eurodollar Rate" shall mean, for any Interest Period with respect to a Eurodollar Rate Loan, a rate of interest determined by the Bank to be the rate per annum at which deposits in Dollars are offered to the Bank (or its Affiliate) in the London interbank market at approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Rate Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period. If the Bank is unable to furnish a quotation of the applicable rate for any Interest Period in accordance with the immediately preceding sentence, "Eurodollar Rate" for such Interest Period shall instead mean the rate per annum equal to the average (rounded upwards, if necessary, to the nearest 1/100 of 1%) of the offered rates which appear on the Telerate Page 3750, British Bankers Association Interest Settlement Rates (or such other system for the purpose of displaying rates of leading reference banks in the London interbank market, as designated by the Bank) as of 11:00 a.m. (London time) for deposits in Dollars on the day two (2) Business Days prior to the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Rate Loan to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

        "Eurodollar Rate Loan" shall mean a Loan that bears interest based upon the Eurodollar Rate.

        "Event of Default" shall have the meaning ascribed thereto in Section
7.1.

        "Extended Maturity Date" shall mean the date (which shall be a Business
Day), if any, to which the Maturity Date has been extended from time to time in accordance with Section 13.1.

        "First Step-up Date" shall have the meaning ascribed thereto in Section 2.4(b).

        "Fixed Rate Loans" shall mean CD Rate Loans or Eurodollar Rate Loans, or both, as the context requires.

        "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

        "Gannet" shall mean Gannet Power Corporation, a California corporation.

        "Gannet Equity Contribution Agreement" shall mean the Equity Contribution Agreement, dated as of April 30, 1996, among Gannet, the Bank and the Borrower.

        "Governmental Approvals" shall mean any authorization, consent, approval, license, franchise, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority.

        "Governmental Authority" shall mean any nation or federal government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over any of the parties to any of the Loan Documents.

        "Indemnified Party" shall have the meaning ascribed thereto in
Section 8.1.

        "Initial Loan" shall have the meaning ascribed thereto in
Section 2.1(b).

        "Interest Period" shall mean (a) with respect to each Eurodollar Rate Loan, a period commencing on the date specified in the applicable Notice of Interest Rate Election and ending one (1), two (2), three (3), six (6) or, if funds in the Eurodollar market are, in the sole judgment of the Bank, available to the Bank for such period, nine (9) or twelve (12) calendar months thereafter, as the Borrower may elect in the applicable Notice; provided that:

                (i) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end of the next preceding Business Day; and

                (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

        (b) with respect to each CD Rate Loan, the period commencing on the date specified in the applicable Notice of Interest Rate Election and ending thirty (30), sixty (60), ninety (90) or, if funds are, in the sole judgment of the Bank, available to the Bank for such Period, one hundred eighty (180) or three hundred sixty (360) days thereafter, as the Borrower may elect in the applicable Notice; provided that any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day.

        "Interest Rate Protection Agreement" shall mean the agreement or agreements pursuant to International Swaps and Derivative Association, Inc. Master Agreement (and all related schedules thereto and confirmations thereof) between the Borrower and the Bank or an Affiliate of the Bank or another counter-party reasonably acceptable to the Bank, providing for a swap, ceiling rates, ceiling and floor rates, contingent participating or other hedging mechanisms with respect to interest payable on the Loans and having terms reasonably acceptable to the Bank and the Borrower.

        "Law" shall mean any federal, state, local or other statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment.

        "Lender Base Rate" shall mean the rate of interest publicly announced by the Bank from time to time as its base rate; the Lender Base Rate to change when and as such base rate changes. The Lender Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Bank may make commercial advances or other loans at rates of interest at, above or below the Lender Base Rate.

        "Lien" shall mean any mortgage, pledge, security interest, hypothecation, collateral assignment, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

        "LLC Agreement" shall mean the Limited Liability Company Agreement of SAM II Equity Funding, L.L.C., dated as of December 29, 1995, by and among Palo Verde, EPED and Gannet.

        "Loan" shall have the meaning ascribed thereto in Section 2.1(a).

        "Loan Documents" shall mean this Agreement, the Note, the Equity Contribution Agreements, the Support Instruments and any Interest Rate Protection Agreement.

        "Material Adverse Change" shall mean a change in the status of the business, results of operations, condition (financial or otherwise) or property of any Person which could reasonably be expected to have a material and adverse effect on such Person's ability to perform its obligations under any Loan Document to which it is a party.

        "Maturity Date" shall mean the date which is thirty-three (33) months subsequent to the date on which the Closing Date occurs; provided that if such Date is not a Business Day, the Maturity Date shall be the next succeeding Business Day; provided, further, that if the conditions set forth in Section 13 are satisfied, the Maturity Date shall be the Extended Maturity Date elected in accordance with Section 13.1.

        "Member" shall mean each of Palo Verde, EPED and Gannet and each other Person admitted as a Member of the Borrower pursuant to the terms of the LLC Agreement.

        "Non-Recourse Parties" shall have the meaning ascribed thereto in
Section 10.1.

        "Notice of Borrowing" shall mean a written notice of the Borrower, submitted in accordance with, and containing the information required by,
Section 2.1(b).

        "Notice of Interest Rate Election" shall have the meaning ascribed thereto in Section 2.5(a).

        "Overnight Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average of the rates quoted by three Federal funds brokers to the Bank on such day on such transactions.

        "Palo Verde" shall mean Palo Verde Power Corporation, a Delaware corporation.

        "Palo Verde Equity Contribution Agreement" shall mean the Equity Contribution Agreement, dated as of April 30, 1996, among Palo Verde, the Bank and the Borrower.

        "Payment Dates" shall mean the 15th day of each March, June, September and December (or the next succeeding Business Day if such date is not a Business Day).

        "Permitted Liens" shall have the meaning ascribed thereto in Section
6.1.

        "Person" shall mean an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

        "PG&E" shall mean Pacific Gas and Electric Company, a California corporation.

        "PG&E Capital Infusion Agreement" shall mean the Capital Infusion Agreement dated as of April 30, 1996, between PG&E and PG&E Enterprises.

        "PG&E Capital Infusion Agreement Assignment" shall mean the Assignment Agreement, dated as of April 30, 1996, between PG&E Enterprises and the Bank.

        "PG&E Consent and Agreement" shall mean the PG&E Consent and Agreement, dated as of April 30, 1996, between PG&E Enterprises and the Bank.

        "PG&E Enterprises" shall mean PG&E Enterprises, a California corporation.

        "Process Agent" shall have the meaning ascribed thereto in Section 13.5(b).

        "Project" shall have the meaning ascribed thereto in the first recital of this Agreement.

        "Project Costs" shall mean all costs and expenses paid, incurred or to be incurred by the Borrower or any Affiliate thereof in connection with the development, financing, design, engineering, acquisition, construction, assembly, inspection, testing, completion and start-up of the Project by Affiliates of the Borrower or otherwise, including all direct and indirect development, financing and construction costs howsoever incurred or to be incurred. Project costs shall include fees and interest on the Loans under this Agreement and all expenses incurred in connection with the execution, delivery and performance of the Loan Documents.

        "Proportionate Share" shall mean (a) in respect of Palo Verde, 20%, (b) in respect of EPED, 60% and (c) in respect of Gannet, 20%.

        "Requirement of Law" shall mean, as to any Person, (i) the certificate of incorporation and by-laws or partnership agreement or other organizational or governing documents of such Person and (ii) any federal, state, local or other statute, law, rule, regulation, ordinance, order, code, policy or rule of common law, now or hereafter in effect, and any judicial or administrative interpretation thereof by a Governmental Authority or otherwise, including any judicial or administrative order, consent decree or judgment applicable to or binding upon such Person or any of its properties or to which such Person or any of its properties is subject.

        "Substitute Support Instrument" shall have the meaning set forth in the applicable Equity Contribution Agreement.

        "Support Account" shall have the meaning set forth in the applicable Equity Contribution Agreement.

        "Support Instruments" shall have the meaning set forth in the applicable Equity Contribution Agreement.

        "Support Party" shall mean, as applicable, Bechtel, El Paso and PG&E Enterprises.

                                                                  EXECUTION COPY


                                    EL PASO

                                    GUARANTY


         GUARANTY, made and delivered as of April 30, 1996 (the "Guaranty"), by El Paso Natural Gas Company, a Delaware corporation (the "Guarantor").


                                    RECITALS

         A. EPED SAM Holdings Company, a Delaware corporation (the "Obligor") and an indirect subsidiary of the Guarantor is, along with Palo Verde Power Corporation and Gannet Power Corporation, a Member in SAM II Equity Funding, L.L.C., a Delaware limited liability company (the "Borrower").

         B. The Borrower and NationsBank of Texas, N.A. (the "Guaranteed Party"), have entered into a Reimbursement and Loan Agreement dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement") pursuant to which the Guaranteed Party will make certain loans to the Borrower, the proceeds of which loans will be used in accordance with the Reimbursement Agreement.

         C. The Borrower, the Obligor and the Guaranteed Party have entered into an EPED Equity Contribution Agreement dated as of even date herewith (as the same may be amended, supplemented or otherwise modified from time to time, the "EPED Equity Contribution Agreement"), pursuant to which Obligor has agreed to make certain contributions of capital to the Borrower in the manner provided therein (the obligation of Obligor to make such contributions being hereinafter referred to as the "Guaranteed Obligation").

         D. In order to secure the Obligor's obligations under the EPED Equity Contribution Agreement, the parties hereto have entered into this Guaranty.

         E. Unless otherwise defined herein all terms used herein which are defined in the EPED Equity Contribution Agreement shall have their respective meanings as therein defined.

                                   AGREEMENT

         In consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees for the benefit of the Guaranteed Party as follows:

         1. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees, as the primary obligor and not merely as surety, to and for the benefit of the Guaranteed Party, punctual and full payment by the Obligor of the Guaranteed Obligations as and when the same shall become due and payable in accordance with the terms of the EPED Equity Contribution Agreement by acceleration, as scheduled or otherwise. The guaranty contained herein, is an absolute, unconditional, present and continuing guaranty of payment, and not of collection, is in no way conditioned or contingent upon any attempt to collect from or enforce payment by the Obligor or upon any other event, contingency or circumstance whatsoever, and shall be binding upon and against the Guarantor without regard to the validity or enforceability of the EPED Equity Contribution Agreement. If, for any reason whatsoever, the Obligor shall fail or be unable duly, punctually and fully to pay any Guaranteed Obligation as and when the same shall become due and payable, the Guarantor shall forthwith pay or cause to be paid such Guaranteed Obligation to the Guaranteed Party. Notwithstanding any provision in this Guaranty or the EPED Equity Contribution Agreement to the contrary, the maximum aggregate amount of Guarantor's liability hereunder shall not exceed an amount equal to $51,286,170.

         2. Obligations Absolute and Unconditional, Continuing, Etc. The Guarantor agrees that the obligations of the Guarantor set forth in this Guaranty shall be direct obligations of the Guarantor, and such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by the Guarantor with its obligations hereunder) based upon any claim the Guarantor or any other Person may have against the Guaranteed Party, Obligor or the Borrower, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation: (i) any amendment or modification of or supplement to or other change in the EPED Equity Contribution Agreement or any other Loan Document (as defined in the Reimbursement Agreement); (ii) any failure, omission or delay on the part of the Obligor or the Guaranteed Party to conform or comply with any term of the EPED Equity Contribution Agreement; (iii) any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of the EPED Equity Contribution Agreement or any obligation or liability of the Obligor or the Guaranteed Party, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect to any such instrument or agreement or any such obligation or liability; (iv) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation or similar proceeding with respect to the Borrower, the Obligor or the Guaranteed Party or any of their respective properties, or any action taken by any trustee or receiver or by any court in any such proceeding; (v) any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of the EPED Equity Contribution Agreement or any term or provision thereof; (vi) any merger or consolidation of the Obligor or the Guarantor into or with any other corporation or any sale, lease or transfer of all or any of the assets of the Obligor or the Guarantor to any other Person;
(vii) any change in the ownership of the Obligor; (viii) to the extent as may be waived by applicable law, the benefit of all principles or provisions of law, statutory or otherwise, which may be in conflict with the terms hereof; or
(ix) to the extent
permitted under applicable law, any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against the Guarantor. The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties. Without limiting the generality of the foregoing, the Guarantor agrees that (a) repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Obligor shall default under or fail to comply with the terms of the EPED Equity Contribution Agreement and that notwithstanding the recovery hereunder for or in respect of any given default or failure to so comply by the Obligor under the EPED Equity Contribution Agreement, this Guaranty shall remain in force and effect and shall apply to each and every subsequent default, and (b) in the event that any Guaranteed Obligation is paid by the Obligor, and thereafter all or any part of such payment is recovered from the Guaranteed Party to whom paid, as a preferential or fraudulent transfer under the Federal Bankruptcy Code, any applicable State insolvency law, or any other similar Federal or State law now or hereafter in effect, the liability of the Guarantor hereunder with respect to such Guaranteed Obligation so paid and recovered shall continue and remain in full force and effect as if, to the extent of such recovery, such payment had not been made. If (X) an event permitting the exercise of remedies under the EPED Equity Contribution Agreement shall at any time have occurred and be continuing and (Y) such exercise, or any consequences thereof provided in the EPED Equity Contribution Agreement shall at any time be prevented by reason of the pendency against the Obligor of a case or proceeding under the bankruptcy or insolvency law, the Guarantor agrees that, solely for purposes of this Guaranty and its obligations hereunder, the EPED Equity Contribution Agreement shall be deemed to have been declared in default and all amounts thereunder shall be deemed to be due and payable, with all the attendant consequences as provided in the EPED Equity Contribution Agreement as if declaration of default and the consequence thereof had been accomplished in accordance with the terms thereof, and the Guarantor shall forthwith pay any amounts guaranteed hereunder.

         3. Waiver of Demands, Notices, Etc. The Guarantor hereby unconditionally waives, to the extent permitted by applicable law, (i) notice of any of the matters referred to in Section 2 hereof; (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve any rights against the Guarantor hereunder, including, without limitation, any demand, proof or notice of non-payment of any Guaranteed Obligation; (iii) any right to the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the EPED Equity Contribution Agreement; (iv) notice of acceptance of this Guaranty, demand, protest, presentment, notice of default and any requirement of diligence; (v) any requirement to exhaust any remedies or to mitigate any damages resulting from default by the Obligor under the EPED Equity Contribution Agreement; and (vi) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse against the Guarantor.

         4. Waiver of Subrogation Rights By the Guarantor. The Guarantor hereby acknowledges and agrees that under no circumstances shall the Guarantor be entitled to be subrogated to any rights of the Guaranteed Party in respect of a Guaranteed Obligation made or performed by the Guarantor hereunder or otherwise, and the Guarantor hereby expressly and irrevocably waives each and every such right of subrogation and any claims, reimbursement, right or right of action relating thereto (howsoever arising). The Guarantor hereby further acknowledges and agrees that no payment or performance hereunder by the Guarantor shall give rise to any claim of the Guarantor against the Guaranteed Party.

         5. Certain Rights and Powers of Guaranteed Party. The Guaranteed Party shall have all of the rights and remedies available under applicable law and may proceed by appropriate court action to enforce the terms hereof and to recover damages for the breach hereof. Each and every remedy of the Guaranteed Party shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. At the option of the Guaranteed Party and upon notice to the Guarantor, the Guarantor may be joined in any action or proceeding commenced by such Guaranteed Party against the Obligor in respect of any Guaranteed Obligation, and recovery may be had against the Guarantor in such action or proceeding or in any independent action or proceeding against the Guarantor, without any requirement that such Guaranteed Party first assert, prosecute or exhaust any remedy or claim against the Obligor.

         6. Representations, Warranties. The Guarantor represents and warrants to the Guaranteed Party, on and as of the date hereof:

                 (a) The Guarantor is duly organized and validly existing in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform its obligations under this Guaranty;

                 (b) No governmental action is required to be taken, given or obtained, as the case may be, by or from any Governmental Authority and no filing, recording, publication or registration in any public office or any other place, is necessary to authorize the execution, delivery and performance by the Guarantor of this Guaranty or for the legality, validity, binding effect or enforceability hereof;

                 (c) The execution and delivery of this Guaranty by the Guarantor and the performance of its obligations hereunder will not contravene any applicable law, or any judgment or order applicable to or binding on it, or contravene or result in any breach of, or constitute any default under, its certificate of incorporation or by-laws or any indenture, mortgage, contract, agreement or instrument to which the Guarantor is a party or by which any of its properties may be bound;

                 (d) The execution, delivery and performance of this Guaranty by the Guarantor has been duly authorized by all necessary corporate action; this Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, liquidation or similar laws affecting creditors' rights generally and by general principles of equity; and

                 (e) There is no action, suit or proceeding pending or, to the knowledge of the Guarantor, threatened against the Guarantor before or by any government authority that questions the validity or enforceability of this Guaranty or the ability (financial or otherwise) of the Guarantor to perform its obligations hereunder.

         7. Corporate Existence, Etc. Guarantor agrees that, so long as this Guaranty is in effect, Guarantor shall (i) preserve and maintain its corporate existence; (ii) preserve and maintain all of its material rights, privileges and franchises, except where the failure to preserve and maintain any such right, privilege or franchise would not materially and adversely affect the ability of Guarantor to perform its obligations under this Guaranty; and (iii) comply with all the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities except where the failure to comply with any such requirement would not materially and adversely affect the ability of Guarantor to perform its obligations under this Guaranty.

         8. Payments. Guarantor shall make all payments of amounts owing pursuant to this Guaranty by wire transfer of immediately available funds to NationsBank of Texas, N.A. (ABA# 111000025), or to such other account as the Guaranteed Party may specify from time to time by notice to Guarantor, by not later than Noon (New York time) on the due date for such payment.

         9. Financial Statements. Guarantor agrees that, so long as this Guaranty is in effect, Guarantor shall deliver to the Guaranteed Party:

                 (a) as soon as available and in any event within 90 days after the end of the first three fiscal quarterly periods of each fiscal year of Guarantor, the condensed consolidated balance sheet for Guarantor and its consolidated subsidiaries for such period and the related condensed consolidated statements of income and cash flows, for the respective three, six or nine months then ended, set forth in Guarantor's quarterly reports on Form 10-Q (or any other report substituted therefor that contains substantially the information required to be contained in such reports on the date hereof), accompanied by a certificate of a senior financial officer of Guarantor which certificate shall state that said financial statements present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of Guarantor and its consolidated subsidiaries in conformity with generally accepted accounting principles, as at the end of, and for, such period (subject to normal year-end audit adjustments and provided that certain footnote disclosure and other details required to be included in financial statements prepared in conformity with generally accepted accounting principles but not normally included in interim, unaudited financial statements need not be included in such interim financial statements);

                 (b) as soon as available and in any event within 120 days after the end of each fiscal year of Guarantor, statements of consolidated income, cash flows and common stock equity and preferred stock of Guarantor and its consolidated subsidiaries for such year and the related consolidated balance sheet and the statement of consolidated capitalization as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing;

                 (c) promptly upon their becoming available, copies of all documents filed by Guarantor with the U.S. Securities and Exchange Commission (or any governmental person or entity substituted therefor) pursuant to Section 13 of the Securities Exchange Act of 1934 (or any other reports substituted therefor that contain substantially the information required to be contained in such reports on the date hereof) issued after the date of this Guaranty; and

                 (d) promptly upon the mailing thereof to the shareholders of Guarantor generally, copies of all financial statements, reports and proxy statements so mailed.

         10.     Miscellaneous.

                 (a) Notices. All notices and other communications required or permitted under the terms and provisions hereof shall be given to the Guarantor in writing, addressed to Guarantor at 100 North Stanton, El Paso, Texas 79978, Attention: President, or at such other address as the Guarantor may provide from time to time in writing to the Guaranteed Party.

                 (b) Amendments, Waiver, Assignment, etc. Neither this Guaranty nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally but only by an instrument in writing signed by the Guarantor and the Guaranteed Party. The obligations of the Guarantor under this Guaranty may not be assigned or otherwise transferred without the prior written consent of the Guaranteed Party.

                 (c) Section Headings, etc. The headings of the various sections of this Guaranty are for the convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

                 (d) Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 (e) Successor and Assigns. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Guaranteed Party and its successors and assigns. This Guaranty shall not be deemed to create any right in any Person other than the Guaranteed Party and its successors and assigns and shall not be construed in any respect to be a contract in whole or in part for the benefit of any Person other than the Guaranteed Party and its successors and assigns.

                 (f) Governing Law. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                 (g) Entire Agreement. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Guarantor and the Guaranteed Party with respect to the subject matter hereof.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Guaranty to be executed, all as of the day and year first above written.


                                         EL PASO NATURAL GAS COMPANY, a
                                         Delaware corporation




                                         By: /s/ BRENT AUSTIN
                                            -----------------------------------
                                             Name:  H. Brent Austin
                                             Title: Executive Vice President
                                                    and Chief Financial Officer





                               [EL PASO GUARANTY]